UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 31, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

Item 1.01 Entry Into a Material Definitive Agreement
U.S. and European Term Facilities
     On July 31, 2009, Quiksilver, Inc., a Delaware corporation (“Quiksilver, Inc.” and, together with its subsidiaries, the “Company”), and its subsidiary Quiksilver Americas, Inc. (“Quiksilver Americas”), as borrower, entered into a Credit Agreement with Rhône Group L.L.C. (“Rhône Group LLC”), as administrative agent, and Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P., the lenders party thereto (the “Lenders”), providing for a senior secured term loan facility to Quiksilver Americas in an aggregate principal amount of $125 million (the “U.S. Term Facility”). Also, on July 31, 2009, Quiksilver, Inc. and its subsidiary Mountain & Wave S.A.R.L. (“Quiksilver Europe”), as borrower, entered into a Credit Agreement with Rhône Group LLC, as administrative agent, and the Lenders, providing for a senior secured term loan facility to Quiksilver Europe in an aggregate principal amount of €20 million (the “European Term Facility”). Each of these term loan facilities (the “Term Facilities”) matures on July 30, 2014, is subject to no interim amortization, bears interest at 15% per annum, payable quarterly, and is fully funded. Any amounts subsequently repaid will not be available to be re-borrowed. Quiksilver Americas has the option of paying up to 6.0% per annum of the interest in respect of the U.S. Term Facility quarterly in kind so long as no default exists under the U.S. Term Facility, with the remaining portion payable in cash. Quiksilver Europe has the option of paying up to 100% of the interest in respect of the European Term Facility quarterly in kind so long as no default exists under the European Term Facility. Both Term Facilities are guaranteed by Quiksilver, Inc. and most of the U.S. subsidiaries of Quiksilver, Inc., and the European Term Facility is also guaranteed by Quiksilver Deluxe SARL, a Luxemburg company, and certain other foreign subsidiaries of Quiksilver, Inc. The Term Facilities are secured primarily by a first or second-priority security interest in substantially all property related to the Company’s Americas business.
     Quiksilver Americas has the right to prepay the U.S. Term Facility in full or in part at any time without penalty, provided that if the U.S. Dollar depreciates against the Euro, any voluntary prepayment in the first three years entitles the Lenders to an additional amount to compensate for such depreciation, subject to a cap. Quiksilver Americas is required to make mandatory prepayments of the U.S. Term Facility without penalty (i) in full, upon a change in control, (ii) with net cash proceeds from certain asset sales outside the ordinary course of business, subject to prepayments under the Revolving Facility (described below), and (iii) upon the occurrence of any other event that results in a mandatory prepayment pursuant to the Revolving Facility, subject to prepayments under the Revolving Facility. Quiksilver Europe has the right to prepay the European Term Facility in full or in part at any time without penalty. Mandatory prepayment of the European Term Facility without penalty is required (i) in full, upon a change in control and (ii) with net cash proceeds of certain asset sales by certain European subsidiaries.
     Upon closing of the Term Facilities, Rhône Group LLC received an upfront fee of 3% of the aggregate principal amount of the Term Facilities and, upon final payment of the U.S. Term Facility, will receive an additional aggregate payment of up to $1.5 million under certain circumstances.

     The Term Facilities contain customary default provisions and provide that, upon the occurrence of an event of default relating to the bankruptcy or insolvency of the Company, the unpaid balance of the principal and accrued interest under the Term Facilities and all other obligations of the Company under the loan documents will become immediately due and payable without any action under the Term Facilities. Upon the occurrence of any other event of default (which would include an event of default under the Revolving Facility and other material indebtedness), Rhône Group LLC (at the request of the Lenders) may declare the unpaid balance of the principal and accrued interest under the Term Facilities and all other obligations under the loan documents immediately due and payable without any further action. An event of default under the Term Facilities will occur if the initial funding under the French Credit Facility (as defined below) does not occur by September 29, 2009 or, if certain conditions are met, by October 31, 2009.
     The Term Facilities provide for certain representations and warranties and restrictive covenants usual for facilities and transactions of this type. The Term Facilities require that Quiksilver, Inc. and certain of its subsidiaries achieve specified minimum levels of EBITDA and maintain a specified minimum level of availability under the Revolving Facility. Quiksilver Americas and Quiksilver Europe have agreed to reimburse Rhône Group LLC and the Lenders for their fees and expenses incurred in connection with the Term Facilities and related transactions, subject to certain limitations.
     The U.S. Term Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K. The European Term Facility is attached as Exhibit 10.2 to this Current Report on Form 8-K. The above description of the Term Facilities is not complete and is qualified in its entirety by reference to the exhibits.
Warrant and Registration Rights Agreement
     In consideration of providing the Term Facilities, on July 31, 2009, Quiksilver, Inc. entered into a Warrant and Registration Rights Agreement (the “Warrant Agreement”) with Rhône Capital III L.P. (“Rhône Capital III”) and the Lenders pursuant to which Quiksilver, Inc. issued to the Lenders warrants to purchase shares of common stock of Quiksilver, Inc. (the “Warrants”) exercisable for 25,653,831 shares of common stock. The Warrants were fully earned and vested upon issuance. The exercise price of the Warrants is $1.86 per share and the Warrants are exercisable at any time during their seven-year term by paying the exercise price in cash, pursuant to a “cashless exercise” of the Warrant or by a combination thereof.
     The exercise price and number of common shares issuable upon exercise of the Warrants are subject to customary adjustments for certain events. Quiksilver, Inc. is required to obtain the consent of Rhône Capital III prior to issuing common stock (or securities convertible or exchangeable into common stock) at a price per share less than $1.86. To the extent any adjustment to the Warrants would result in an issuance of common stock in excess of 19.99% of the outstanding shares at the time of the issuance of the Warrants (the “Share Cap”), the holders would instead be issued upon exercise of the Warrants shares of non-voting Series A Preferred Stock of Quiksilver, Inc., with the same economic rights (including the right to participate in any change of control) as a share of common stock, other than a fixed dividend rate of 10% per annum, increasing 2% every two quarters up to 18% per annum. Such preferred shares would be automatically converted to common stock upon receipt of approval of Quiksilver, Inc.’s stockholders. The Warrants are not transferable (other than to affiliates of Rhône Capital III) and although the common stock issued upon exercise of the Warrants is fully transferable (except for any securities law restrictions), the holders have agreed not to transfer common stock representing 15% or more of the then outstanding number of shares of common stock to any one person unless approved by the Board of Directors of Quiksilver, Inc.
     Under the Warrant Agreement, the Lenders have customary demand and piggyback registration rights with respect to the Warrants and the underlying shares. Each initial holder of Warrants that continue to hold at least 50% of the Warrants (or the shares underlying the Warrants) initially issued to such holder has additional subscription rights pursuant to the Warrants allowing such initial holder to maintain its proportionate, as-if-converted ownership interest in Quiksilver, Inc., if Quiksilver, Inc. makes a public or private offering of common stock for cash, subject to certain exclusions.
     Pursuant to the terms of the Warrant Agreement, on July 31, 2009, Quiksilver, Inc. increased the number of directors constituting its Board of Directors by two and filled the newly-created directorships with two directors, M. Steven Langman and Andrew Sweet, nominated by Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P., respectively. Triton Coinvestment SPV L.P.’s right to nominate one director continues until the Lenders have sold one-third of the shares of common stock issued upon exercise of the Warrants (or Warrants exercisable for such amount) other than to affiliates of Rhône Capital III, and Triton Onshore SPV L.P.’s right to nominate one director continues until the Lenders have sold two-thirds of the shares of common stock issuable upon exercise of the Warrants (or Warrants exercisable for such amount) other than to affiliates of Rhône Capital III.
     The Warrant Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K. The above description of the Warrant Agreement is not complete and is qualified in its entirety by reference to the exhibit.
Revolving Credit Facility
     On July 31, 2009, Quiksilver, Inc., as a guarantor, Quiksilver Americas, as lead borrower, and certain other U.S. and Canadian subsidiaries of Quiksilver, Inc., as borrowers, (collectively, the “Borrower”) or guarantors, entered into a Credit Agreement with Bank of America, N.A. (“Bank”), as administrative agent, and other lenders (the “Revolving Facility”).
     Under the Revolving Facility, the amount to be extended to the Borrower is limited to the lesser of (i) $185 million in the case of U.S. borrowers or $15 million in the case of the Canadian borrower (with a Borrower option to expand the aggregate commitments to $250 million on certain conditions) and (ii) a borrowing base calculated based on designated percentages of eligible accounts receivable, eligible inventory and eligible credit card receivables of the Borrower and its Canadian subsidiaries, less customary reserves. The Company cannot permit U.S. availability under the Revolving Facility at any time to be less than or equal to 7.5% of the lesser of total commitments under the Revolving Facility and the total borrowing base. The Revolving Facility includes a $92.5 million sublimit for U.S. letters of credit and a $10 million sublimit for Canadian letters of credit. Outstanding loans generally may be repaid in whole or in part at any time, without penalty, subject to certain customary limitations. The Revolving Facility has a term of three years.

     In the case of U.S. borrowers, the interest rate on borrowings under the Revolving Facility are determined, at the Borrower’s option, as either: (i) an adjusted London Inter-Bank Offer (“LIBO”) rate plus a spread of 4.0% to 4.5%; or (ii) a Base Rate (as defined below) plus a spread of 3.0% to 3.5%. The Base Rate is the highest of (A) the U.S. prime rate, (B) the federal funds effective rate plus 0.5%, or (C) an adjusted LIBO rate for an interest period of one month plus 1% per annum. In the case of the Canadian borrower, the interest rate on borrowings under the Revolving Facility are determined, at the Canadian borrower’s option, as any of: (i) an adjusted LIBO rate plus a spread of 4.0% to 4.5% (if U.S. Dollar loans); or (ii) a Canadian Base Rate (as defined below) plus a spread of 3.5% to 4.0% (if Canadian Dollar loans); or (iii) a bankers’ acceptance equivalent rate plus a spread of 4.0% to 4.5% (if Canadian Dollar loans). The Canadian Base Rate is the highest of (A) the Canadian prime rate, (B) the Bank of Canada overnight rate plus 0.5%, or (C) a bankers’ acceptance equivalent rate for an interest period of one month plus 1% per annum. The applicable spreads are based upon the average daily excess availability under the Revolving Facility. The applicable rate of interest under the Revolving Facility will increase by 2% during an event of default.
     The Revolving Facility is guaranteed by Quiksilver, Inc. and most of its domestic and Canadian subsidiaries that are not borrowers under the Revolving Facility (other than immaterial subsidiaries) (collectively, the “Guarantors”), except that Canadian subsidiaries of Quiksilver, Inc. do not guarantee the obligations of the U.S. loan parties. The obligations of the Borrower under the Revolving Facility generally are secured by (i) a first priority security interest in the inventory and accounts receivable of the Borrower and the Guarantors, together with all general intangibles (excluding intellectual property rights) and other property related to the inventory and accounts receivable, (ii) a second priority security interest in substantially all other personal property of the Borrower and Guarantors and (iii) a second priority pledge of the shares of each domestic subsidiary of the Borrower and Guarantors, except that the assets of the Canadian subsidiaries of Quiksilver, Inc. do not secure the obligations of the U.S. loan parties.
     The Revolving Facility contains customary default provisions and provides that, upon the occurrence of an event of default relating to the bankruptcy or insolvency of the Borrower or other subsidiaries, the unpaid balance of the principal and accrued interest under the Revolving Facility and all other obligations of the Borrower under the loan documents will become immediately due and payable without any action under the Revolving Facility. Upon the occurrence of any other event of default (which would include a default under the Term Facilities and other material indebtedness), the Bank may, by written notice, declare the unpaid balance of the principal and accrued interest under the Revolving Facility and all other obligations under the loan documents immediately due and payable without any further action.
     The Revolving Facility also includes certain representations and warranties and restrictive covenants usual for facilities and transactions of this type. The Borrower paid customary agency, arrangement and upfront fees in connection with the Revolving Facility.
     The Revolving Facility is attached as Exhibit 10.4 to this Current Report on Form 8-K. The above description of the Revolving Facility is not complete and is qualified in its entirety by reference to the exhibit.

French Credit Facility
     On July 31, 2009, two French subsidiaries of Quiksilver, Inc., Pilot S.A.S. (“Pilot”) and Na Pali, as borrowers, and Quiksilver, Inc., as guarantor, entered into a €268 million facilities agreement with BNP Paribas, Crédit Lyonnais and Société Générale Corporate & Investment Banking as mandated lead arrangers, BNP Paribas as agent, Société Générale as security agent, Caisse Régionale de Crédit Agricole Mutuel Pyrénées Gascogne as issuing bank, and BNP Paribas, Crédit Lyonnais, Société Générale, Natixis, Caisse Régionale de Crédit Agricole Mutuel Pyrénées-Gascogne, Banque Populaire du Sud Ouest, CIC — Société Bordelaise, and HSBC France as original lenders (the “Original Lenders”), (the “French Credit Facility”). Pursuant to the French Credit Facility, the Original Lenders have agreed to make available to Pilot and Na Pali, subject to certain terms and conditions, (i) a €55 million term loan, for purposes of refinancing Pilot’s existing €55 million Line of Credit (the “French Facility A”), (ii) a €115 million term loan, for purposes of refinancing certain outstanding short and mid-term bank debt owed by Na Pali to the Original Lenders (the “French Facility B”), (iii) a revolving credit facility in a maximum amount of €58 million, for purposes of financing the general corporate and working capital purposes of Na Pali and its subsidiaries (the “French Revolving Facility”), and (iv) a line of up to €40 million to issue letters of credit, also for purposes of financing the general corporate and working capital purposes of Na Pali and its subsidiaries (the “French L/C Facility” and, together with the French Facility A, the French Facility B and the French Revolving Facility, the “French Facilities”).
     The maturity of the French Facilities is July 31, 2013. French Facility A and French Facility B are repayable in semi-annual installments at the end of the first and third quarter of each fiscal year, with €14 million coming due on each of January 31, 2010 and July 31, 2010, €17 million on each of January 31, 2011 and July 31, 2011, and €27 million on each of January 31, 2012, July 31, 2012, January 31, 2013 and July 31, 2013. The amount available under the French Revolving Facility, initially €58 million, will decrease to €55 million for the period between August 1, 2010 and July 31, 2011, and to €50 million after August 1, 2011. Amounts outstanding under Facility A will bear interest at a rate of EURIBOR plus 4.75%. Amounts outstanding under French Facility B and the French Revolving Facility will bear interest at a rate of EURIBOR plus 4.25%.
     The French Facilities are guaranteed by Quiksilver, Inc., and are secured by pledges over certain assets of Quiksilver, Inc.’s subsidiaries in Europe, including the Quiksilver and Roxy trademarks and related logos for European territories, and shares in certain European subsidiaries of Quiksilver, Inc.
     Initial funding under the French Facilities is subject to the satisfaction or waiver, no later than September 29, 2009, of certain conditions precedent, including the entry into security documents, intercreditor agreements and documents relating to the extension of the outstanding €50 million debt owed by an affiliate of Quiksilver, Inc. to Société Générale and due July 2010 (the “SG Loan”), completion of certain restructuring transactions in Europe, and delivery of customary certificates and legal opinions. Initial funding is not contingent upon the absence of any material adverse change prior to funding.
     Société Générale has agreed in principle to extend the maturity of the SG Loan to align it with that of the French Facilities, with amortization commencing in July 2011 as follows: €8.9 million due on July 31, 2011, €6.0 million due on January 31, 2012, €6.6 million due on July 31, 2012, €6.4 million due on January 31, 2013 and €22.1 million due on July 31, 2013. The extended SG Loan will bear interest at the rate of EURIBOR plus 5%, and will be guaranteed by Quiksilver, Inc. and secured by certain of the security interests that will also secure the French Facilities.
     The French Credit Facility contains customary default provisions and provides that, upon the occurrence of an event of default following the initial funding, the agent may, and shall if so directed by the majority lenders, cancel the commitments and declare all or part of the utilizations to be due, and declare that cash cover is required in respect of each letter of credit outstanding under the French L/C Facility.
     The French Credit Facility includes certain restrictive covenants and representations and warranties usual for facilities and transactions of this type. Among other restrictions, it limits the ability of the Company’s subsidiaries in Europe to repatriate dividends or royalties to Quiksilver, Inc. until the French Facilities are fully and finally repaid.
     The Borrower paid customary agency, arrangement and upfront fees in connection with the French Credit Facility.
     The French Credit Facility is attached as Exhibit 10.5 to this Current Report on Form 8-K. The above description of the French Credit Facility is not complete and is qualified in its entirety by reference to the exhibit.
Amendment of €55 Million Line of Credit
     On July 31, 2009, Quiksilver, Inc. and Pilot entered into an amendment to Pilot’s €55 million Line of Credit Agreement (the “LC Agreement”) with Société Générale, BNP Paribas and Crédit Lyonnais (collectively, the “Banks”) pursuant to which the Banks extended the LC Agreement from July 31, 2009 to September 29, 2009. The Banks agreed to the extension of the LC Agreement for the sole purpose of enabling the Company and Pilot to refinance the financial indebtedness of Pilot and its subsidiaries by September 29, 2009 pursuant to the terms of the French Credit Facility.
     The amendment of the LC Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K. The above description of the amendment to the LC Agreement is not complete and is qualified in its entirety by reference to the exhibit.
Item 1.02 Termination of a Material Definitive Agreement
     On July 31, 2009, in connection with entering into the Term Facilities and Revolving Facility discussed in Item 1.01 above, the Company terminated the Credit Agreement, dated as of April 12, 2005, among Quiksilver, Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and other lenders (the “Terminated Facility”). The Terminated Facility provided for a secured revolving line of credit of up to $250 million (with a Company option to expand the facility to $350 million on certain conditions), but limited to a borrowing base generally equal to the sum of 85% of the eligible accounts receivable plus 75% of the eligible inventory of certain of the Company’s U.S. subsidiaries. The Terminated Facility also included a $100 million sublimit for letters of credit, provided that the amount of standby letters of credit could not exceed $30 million.
     The interest rate on borrowings under the Terminated Facility was determined, at the Company’s option, as either: (i) an adjusted LIBO rate plus a margin of 3.5%; or (ii) a margin of 2.0% plus the higher of (A) the prime rate, (B) the federal funds effective rate plus 0.5% and (C) an adjusted LIBO rate plus 1.0%.

     The obligations of the Company under the Terminated Facility were generally secured by (i) a security interest in the assets of certain of Quiksilver, Inc.’s and its U.S. subsidiaries’ assets (excluding certain trademarks and other intellectual property rights), and (ii) a pledge of 65% of the capital stock of Quiksilver, Inc.’s first-tier foreign subsidiary, QS Holdings, S.A.R.L.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
     The information provided in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities
     See the discussion of the Warrants issued pursuant to the Warrant Agreement under Item 1.01. The Warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. There are no underwriters, underwriting discounts or commissions involved in the transaction.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 31, 2009, the Board of Directors of Quiksilver, Inc. pursuant to the requirements of the Warrant Agreement, appointed the nominees of Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P., M. Steven Langman and Andrew Sweet, to the Board of Directors. Messrs. Langman and Sweet are each members of the board of managers of Rhône Group LLC, and hold equity interests in such entity. In addition, Messrs. Langman and Sweet hold limited partnership interests in various investment vehicles which have provided capital to the Lenders and are members of the board of managers of Rhône Capital L.L.C., which together with its affiliates (including Rhône Capital III), indirectly control such investment vehicles as well as the Lenders. The information provided in Item 1.01 of this Current Report is hereby incorporated into this Item 5.02 by reference.
     For service as a non-employee director during fiscal 2009, each of Mr. Langman and Mr. Sweet will receive an annual cash retainer of $45,000, prorated for the portion of the year in which he serves as a director. Under the Company’s 2000 Stock Incentive Plan, each non-employee director is automatically granted an option to purchase 7,500 shares of common stock and awarded 5,000 shares of restricted stock upon first becoming a member of the board. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee board member is automatically granted an option to purchase 7,500 shares of common stock and awarded 5,000 shares of restricted stock, provided such individual has served as a non-employee board member for at least six months. Each option grant has an exercise price per share equal to the fair market value per share of common stock on the grant date and a maximum term of seven years, subject to earlier termination following optionee’s cessation of service on the board. Each option is immediately exercisable and fully-vested for all of the option shares. Each restricted stock award vests in a series of three successive equal annual installments over the period beginning on the date of such award. The Company executes an Indemnity Agreement with each of its directors, the form of which is attached to the Company’s Form 10-K for the fiscal year ended October 31, 2006, as Exhibit 10.8.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 31, 2009, Quiksilver, Inc. filed a Certificate of Designation of the Series A Convertible Preferred Stock (“Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation has the affect of amending the Company’s Certificate of Incorporation. The Certificate of Designation provides for the issuance of up to 1,000,000 shares of Series A Convertible Preferred Stock.
     The information provided in Item 1.01 of this Current Report is hereby incorporated into this Item 5.03 by reference.
     A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the exhibit.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Designation

10.1	U.S. Term Facility

10.2	European Term Facility

10.3	Warrant and Registration Rights Agreement

10.4	Revolving Facility

10.5	French Credit Facility

10.6	Amendment No. 5 to Line of Credit

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Designation

10.1	U.S. Term Facility

10.2	European Term Facility

10.3	Warrant and Registration Rights Agreement

10.4	Revolving Facility

10.5	French Credit Facility

10.6	Amendment No. 5 to Line of Credit